NEWS RELEASE

Broadcom Business Press Contact Bill Blanning Sr. Director, Corporate Communications 949-926-5555 blanning@broadcom.com	Broadcom Financial Analyst Contact T. Peter Andrew Sr. Director, Investor Relations 949-926-5663 pandrew@broadcom.com

Broadcom Reports Second Quarter 2004 Results

Conference Call to be Webcast Today at 1:45 p.m. Pacific Time

IRVINE, Calif. – July 22, 2004 – Broadcom Corporation (Nasdaq: BRCM) today reported financial results for its second fiscal quarter ended June 30, 2004.

Net revenue for the second quarter of 2004 was a record $641.3 million, an increase of 11.8% from the $573.4 million reported for the first quarter of 2004 and an increase of 69.7% from the $377.9 million reported for the second quarter of 2003. Net income computed in accordance with generally accepted accounting principles (GAAP) for the second quarter of 2004 was $63.8 million, or $.18 per share (diluted), compared with GAAP net income of $39.9 million, or $.12 per share (diluted), for the first quarter of 2004, and a GAAP net loss of $891.7 million, or $3.08 per share (basic and diluted), for the second quarter of 2003.

Broadcom reports net income (loss) and basic and diluted net income (loss) per share in accordance with U.S. GAAP and additionally on a non-GAAP basis, referred to as pro forma, which excludes certain charges related to acquisitions, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains, certain other non-cash charges, and the related income tax effects.

Pro forma net income for the second quarter of 2004, computed with the described exclusions from GAAP reporting, was $121.9 million, or $.35 per share (diluted). This compares with pro forma net income of $98.8 million, or $.29 per share (diluted), for the first quarter of 2004, and pro forma net income of $29.6 million, or $.10 per share (diluted), for the second quarter of 2003.

Broadcom Reports First Quarter 2004 Results

GAAP and pro forma net income per share were based on 352.4 million weighted average shares outstanding (diluted) for the second quarter of 2004 and on 342.6 million weighted average shares outstanding (diluted) for the first quarter of 2004. GAAP net loss per share for the second quarter of 2003 was based on 289.7 million weighted average shares outstanding (basic and diluted), and pro forma net income per share for the second quarter of 2003 was based on 307.1 million weighted average shares outstanding (diluted).

Net revenue for the six months ended June 30, 2004 was $1.215 billion, an increase of 72.2% from the $705.3 million reported for the six months ended June 30, 2003. GAAP net income for the six months ended June 30, 2004 was $103.7 million, or $.30 per share (diluted), compared with a GAAP net loss of $959.6 million, or $3.39 per share (basic and diluted), for the six months ended June 30, 2003.

Pro forma net income for the six months ended June 30, 2004 was $220.7 million, or $.64 per share (diluted), compared with pro forma net income of $46.6 million, or $.16 per share (diluted), for the six months ended June 30, 2003.

GAAP and pro forma net income per share for the six months ended June 30, 2004 were based on 347.5 million weighted average shares outstanding (diluted). GAAP net loss per share for the six months ended June 30, 2003 was based on 283.0 million weighted average shares outstanding (basic and diluted). Pro forma net income per share for the six months ended June 30, 2003 was based on 298.0 million weighted average shares outstanding (diluted).

Broadcom believes pro forma reporting provides meaningful insight into the company’s ongoing economic performance and therefore uses pro forma reporting internally in evaluating and managing the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of ongoing operations. A reconciliation of GAAP net income (loss) to pro forma net income appears in the financial statements portion of this release.

“Broadcom’s continued focus on new product and end market development has enabled the company to once again attain record revenues and strong cash generation,” said Alan E. Ross, Broadcom’s President and CEO. “Broadcom’s broad product portfolio and many end market exposures uniquely position the company to benefit from the convergence of voice, video and data services, whether over wired or

Broadcom Reports First Quarter 2004 Results

wireless networks. These benefits are reflected in the strong sequential and year-over-year revenue growth rates we demonstrated in the second quarter, and also in strong cash generation, as cash and marketable securities on hand grew by $167.1 million sequentially.”

Broadcom’s record revenue of $641.3 million in the second quarter of 2004 marked the company’s twelfth consecutive quarter of revenue increases. The strongest revenue growth on a sequential basis was experienced in the company’s broadband communications and enterprise networking businesses.

Following is a review of selected key accomplishments and progress of the company related to the second quarter of 2004:

Broadcom expanded its leading portfolio of audio and video solutions with the acquisition of Sand Video, Inc., adding next generation advanced video compression technologies such as the emerging ITU-T H.264 standard, also known as advanced video coding (AVC) or MPEG-4 Part 10, as well as support for Microsoft’s Windows Media® 9 compression and decompression standards. These technologies will be leveraged throughout Broadcom’s cable and satellite set-top box offerings, and have applicability in adjacent and other end markets such as digital television, personal video recording, digital camera and camcorder, video conferencing, and mobile devices.

Broadcom experienced increased penetration in the satellite set-top box market, a new end market that the company entered in 2003. In personal video recording (PVR), a market that is still in its early stages, Broadcom continued to provide solutions to help drive the adoption of its PVR technology into satellite and cable set-top boxes and standalone PVR systems.

As service providers continue to look for new ways to meet consumer demand for high-speed data, television and telephony services, Broadcom remains poised to provide a wide variety of products to address those needs, both wired and wireless. In the cable market, Broadcom began shipments of its next generation single-chip DOCSIS® 2.0 cable modem solution that addresses the increased performance and reliability demands of high-speed data, voice and gateway modem designs. This was complemented by ARRIS’s announcement that its Cadant® C3™ cable modem termination system (CMTS), based on a Broadcom® CMTS chipset, achieved DOCSIS 2.0 qualification. In the ADSL market, Broadcom introduced a new ADSL2+ router chip that offers unparalleled ADSL2+ physical layer performance, wire-speed routing throughput, and enhanced features. Within the optical domain, Broadcom and BroadLight Inc. announced joint solutions to enable the rapid introduction of cost-effective fiber-to-the-premises (FTTP) optical network units.

Broadcom Reports First Quarter 2004 Results

Increasing its presence in the emerging digital television market, Broadcom introduced a single-chip digital TV receiver that couples analog and digital functionality to improve the reliability and reduce the cost of delivering standard and high definition digital television programming to consumers. The combination of Broadcom’s recently-introduced high definition/personal video recording chip with this single-chip receiver provides a complete digital TV solution to television and set-top box manufacturers.

In the Ethernet semiconductor market, a recent report published by IDC named Broadcom the worldwide market share revenue leader. This leading position was further highlighted by the company’s announcement that it had surpassed the cumulative milestone of shipping over one billion Ethernet ports, including over 350 million complete switch ports, to networking and personal computer customers worldwide, including all Tier 1 system manufacturers.

In the Ethernet networking infrastructure market, Broadcom began shipments of its next generation enterprise switch products, the StrataXGS® II family, which offer enhanced scalability and multi-layer intelligence to address the convergence of voice, video and data traffic within business environments. System vendors are able to leverage their current investment in products based on Broadcom’s StrataXGS switches to quickly bring to market next generation systems designed for maximum network uptime, security and ease of management.

Broadcom’s new family of 4 gigabit per second Fibre Channel fabric switches, introduced during the quarter, will help drive Fibre Channel storage networking beyond costly, complex and isolated islands within large enterprises into more accessible and higher volume small-to-medium sized business segments. These switches also provide a high level of integration and require minimal board space, enabling use in very space-constrained environments such as high-density blade servers. In enterprise storage arrays, Broadcom’s Fibre Channel fabric switching technology provides increased performance and greater scalability over legacy shared- and arbitrated-loop architectures such as loop switches, thereby enhancing a market transition opportunity in storage networking that is analogous to the transition from hubs to switches in the Ethernet market.

Broadcom Reports First Quarter 2004 Results

With security becoming a top priority of CIOs, Broadcom introduced a new security-based client management system called BroadSAFE™ Security which is being incorporated into multiple Broadcom networking silicon product lines, including Internet Protocol phones, wired and wireless enterprise and small-to-medium sized switches, broadband processors and security processors. BroadSAFE Security employs a combination of hardware and software that enables IT managers to more securely and cost-effectively manage client devices to protect against network attacks.

During the quarter, Broadcom passed the milestone of 25 million units shipped cumulatively for its NetXtreme™ Gigabit Ethernet controller chip family, which is the leading choice for business desktops, notebooks, workstations and servers for leading Tier 1 OEM PC manufacturers and other OEM/ODM customers worldwide. Broadcom also began shipments of its next generation Gigabit Ethernet controller family, NetXtreme II, the first controllers to simultaneously perform storage networking, high performance clustering, accelerated data networking and remote system management on a standard Ethernet network. This new class of Ethernet controller, called a converged NIC, enables customers to vastly simplify their systems, lower the total cost of ownership, and significantly improve overall system performance.

Broadcom and AMD announced a strategic relationship to develop server platform products that support the AMD Opteron™ processor architecture, complementing the support that Broadcom’s ServerWorks subsidiary has provided for Intel® processor-based platforms. Also in the server market, Broadcom began shipping its RAIDCore™ serial ATA RAID controllers through Bell Microproducts and other distributors. Other features added to the RAIDCore solution included distributed sparing capabilities and enhanced security and virus/worm protection capabilities.

In an effort to drive the inclusion of wireless local area networking (LAN) capabilities within a variety of devices, Broadcom began shipping two highly integrated solutions during the second quarter. The first product is a new AirForce™ product with Sentry5™ technology combining wireless LAN routing, Fast Ethernet switching, accelerated virtual private networking security, and a MIPS® processor into a single system-on-a-chip. The second product is a next generation IEEE 802.11g AirForce One™ solution that incorporates a high performance 2.4 GHz radio, IEEE 802.11a/g baseband processor, media access controller and other radio components.

Broadcom Reports First Quarter 2004 Results

Evidencing Broadcom’s growing presence in the mobile device market, the company signed a definitive agreement to acquire Zyray Wireless Inc., a provider of baseband co-processors addressing next generation wideband code division multiple access (WCDMA) mobile devices. Zyray’s co-processor solution enables mobile device manufacturers to quickly bring to market third generation (3G) WCDMA handsets in a low-cost and low-risk manner, capitalizing upon their previous technology development investments. The Zyray acquisition closed July 15. Broadcom is now well positioned in the wireless market with the ability to combine GSM/GPRS/EDGE/WCDMA technologies with hardware and software enabling Bluetooth® and Wi-Fi® communications, thereby providing complete wireless communication solutions to mobile device manufacturers.

Continuing the company’s efforts to provide complete solutions to its customers, Broadcom also acquired WIDCOMM, Inc., the leading independent provider of software solutions for Bluetooth wireless products. The combination of WIDCOMM’s software and the company’s Bluetooth semiconductor portfolio enables Broadcom to provide the industry’s most complete and optimized Bluetooth system solutions. Showcasing Broadcom’s ability to quickly integrate and leverage technologies across its product lines, a few weeks following the acquisition Broadcom announced that WIDCOMM’s protocol stack had been integrated into its mobile phone software platform, enabling cell phone manufacturers to easily add Bluetooth functionality to their designs.

“Broadcom remains committed to continued new product and end market expansion,” Mr. Ross concluded. “As consumers, businesses and service providers seek new and innovative means of communication and converged distribution of voice, video and data services, Broadcom is the vendor with the right hardware and software solutions to make these desires a reality.”

Broadcom will conduct a conference call with analysts and investors to discuss its second quarter 2004 financial results and current financial prospects today at 1:45 p.m. Pacific Time (4:45 p.m. Eastern Time). The company will broadcast the conference call via webcast over the Internet. To listen to the webcast, or to view the financial or other statistical information required by SEC Regulation G, please visit the Investors section of the Broadcom website at www.broadcom.com/investors. The webcast will be recorded and available for replay until 5:00 p.m. Pacific Time on Thursday, August 5, 2004.

Broadcom Reports First Quarter 2004 Results

About Broadcom

Broadcom Corporation is a leading provider of highly integrated semiconductor solutions that enable broadband communications and networking of voice, video and data services. We design, develop and supply complete system-on-a-chip (SoC) solutions incorporating digital, analog, radio frequency (RF), microprocessor and digital signal processing (DSP) technologies, as well as related hardware and software system-level applications. Our diverse product portfolio addresses every major broadband communications market and includes solutions for digital cable and satellite set-top boxes; high definition television (HDTV); cable and digital subscriber line (DSL) modems and residential gateways; high-speed transmission and switching for local, metropolitan, wide area and storage networking; home and wireless networking; cellular and terrestrial wireless communications; Voice over Internet Protocol (VoIP) gateway and telephony systems; broadband network and security processors; and SystemI/O™ server solutions. These technologies and products support our core mission: Connecting everything®.

Broadcom is headquartered in Irvine, Calif., and may be contacted at 1-949-450-8700 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release and in the related conference call for analysts and investors, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important factors that may cause such a difference for Broadcom include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the continuing volatility in the technology sector and semiconductor industry, trends in the broadband communications markets in various geographic regions, and possible disruption in commercial activities related to terrorist activity or armed conflict in the United States and other locations; our ability to scale our operations in response to changes in demand for our products and services; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; delays in the adoption and acceptance of industry standards in those markets; competitive pressures and other factors such as the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; the loss of a key customer; our ability to specify, develop or acquire, complete, introduce,

Broadcom Reports First Quarter 2004 Results

market and transition to volume production new products and technologies in a timely manner; the effects of new and emerging technologies; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the volume of our product sales and pricing concessions on volume sales; changes in our product or customer mix; intellectual property disputes and customer indemnification claims, settlements and other types of litigation risk; the availability and pricing of third party semiconductor foundry and assembly capacity and raw materials; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; the quality of our products and any remediation costs; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the effectiveness of our ongoing expense and product cost control and reduction efforts; the risks and uncertainties associated with our international operations, particularly in light of recent events; the effects of natural disasters, public health emergencies, international conflicts and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and in the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Broadcom®, the pulse logo, Connecting everything®, the Connecting everything logo, StrataXGS®, AirForce™, AirForce One™, BroadSAFE™, NetXtreme™, RAIDCore™, Sentry5™ and SystemI/O™ are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. DOCSIS® is a trademark of Cable Television Laboratories, Inc. Cadant® and C3™ are trademarks of Arris International, Inc. AMD Opteron™ is a trademark of Advanced Micro Devices, Inc. Intel® is a trademark of Intel Corporation. MIPS® is a trademark of MIPS Technologies, Inc. Windows Media® is a trademark of Microsoft Corporation. Bluetooth® is a trademark of the Bluetooth SIG. Wi-Fi® is a trademark of the Wi-Fi Alliance. Any other trademarks or trade names mentioned are the property of their respective owners.

BROADCOM CORPORATION
Unaudited GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net revenue	$641,299	$377,879	$1,214,705	$705,343
Cost of revenue (1)	317,479	206,853	600,960	378,873

Gross profit	323,820	171,026	613,745	326,470
Operating expense:
Research and development (2) (3)	124,782	106,378	243,731	209,501
Selling, general and administrative (2) (3)	55,452	47,373	107,547	88,732
Stock-based compensation (4)	21,893	74,706	49,650	143,534
Amortization of purchased intangible assets (4)	831	1,168	831	2,700
In-process research and development (4)	24,244	—	26,504	—
Settlement costs	13,500	178,302	32,500	178,302
Impairment of goodwill and other intangible assets	—	438,611	18,000	438,611
Stock option exchange	—	209,266	—	209,266
Restructuring costs	—	2,165	—	2,932

Income (loss) from operations	83,118	(886,943)	134,982	(947,108)
Interest income, net	2,714	1,310	4,617	3,500
Other income (expense), net	592	569	(400)	(47)

Income (loss) before income taxes	86,424	(885,064)	139,199	(943,655)
Provision for income taxes	22,585	6,678	35,496	15,993

Net income (loss)	$63,839	$(891,742)	$103,703	$(959,648)

Net income (loss) per share (basic)	$.20	$(3.08)	$.33	$(3.39)

Net income (loss) per share (diluted)	$.18	$(3.08)	$.30	$(3.39)

Weighted average shares (basic)	316,691	289,745	312,855	283,031

Weighted average shares (diluted)	352,359	289,745	347,478	283,031

Notes:
(1) Cost of revenue includes the following:
Stock-based compensation expense	$600	$1,845	$1,271	$4,372
Amortization of purchased intangible assets.	3,354	4,473	5,446	10,526
Stock option exchange expense	—	11,454	—	11,454
Employer payroll tax expense on certain stock option exercises	145	24	207	26

	$4,099	$17,796	$6,924	$26,378

(2) Stock-based compensation expense is excluded from the following (and presented as a separate line item):
Research and development expense	$19,104	$63,327	$43,160	$114,260
Selling, general and administrative expense.	2,789	11,379	6,490	29,274

	$21,893	$74,706	$49,650	$143,534

Amortization of purchased intangible assets is excluded from the following (and presented as a separate line item):
Research and development expense	$—	$—	$—	$815
Selling, general and administrative expense.	831	1,168	831	1,885

	$831	$1,168	$831	$2,700

Stock option exchange expense is excluded from the following (and presented as a separate line item):
Research and development expense	$—	$164,798	$—	$164,798
Selling, general and administrative expense.	—	44,468	—	44,468

	$—	$209,266	$—	$209,266

(3) Employer payroll tax expense on certain stock option exercises is included in the following:
Research and development expense	$1,026	$356	$1,847	$446
Selling, general and administrative expense.	661	270	984	289

	$1,687	$626	$2,831	$735

(4) Primarily represents non-cash acquisition-related expenses charged to operations.

BROADCOM CORPORATION
Unaudited Reconciliation of Pro Forma Non-GAAP Adjustments
(In thousands)

The following represents a reconciliation (unaudited) of GAAP net income (loss) to pro forma non-GAAP net income.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
GAAP net income (loss)	$63,839	$(891,742)	$103,703	$(959,648)
Acquisition-related and other special charges (gains):
Stock-based compensation	22,493	76,551	50,921	147,906
Amortization of purchased intangible assets	4,185	5,641	6,277	13,226
Employer payroll tax on certain stock option exercises	1,832	650	3,038	761
In-process research and development	24,244	—	26,504	—
Settlement costs	13,500	178,302	32,500	178,302
Impairment of goodwill and other intangible assets	—	438,611	18,000	438,611
Stock option exchange	—	220,720	—	220,720
Restructuring costs	—	2,165	—	2,932
Loss on strategic investments	—	72	—	72
Non-operating gains	(285)	(588)	(607)	(588)
Income tax effects	(7,892)	(734)	(19,670)	4,335

Pro forma non-GAAP net income	$121,916	$29,648	$220,666	$46,629

Pro Forma Non-GAAP Adjustments

The above pro forma non-GAAP adjustments are based upon our unaudited consolidated statements of operations for the periods shown. These adjustments are not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP). However, Broadcom believes pro forma non-GAAP reporting provides meaningful insight into the company’s ongoing economic performance and therefore uses pro forma non-GAAP reporting internally in evaluating and managing the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of ongoing operations.

BROADCOM CORPORATION
Unaudited Pro Forma Non-GAAP Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net revenue	$641,299	$377,879	$1,214,705	$705,343
Cost of revenue	313,380	189,057	594,036	352,495

Gross profit	327,919	188,822	620,669	352,848
Operating expense:
Research and development	123,756	106,022	241,884	209,055
Selling, general and administrative	54,791	47,103	106,563	88,443

Income from operations	149,372	35,697	272,222	55,350
Interest income, net	2,714	1,310	4,617	3,500
Other income (expense), net	307	53	(1,007)	(563)

Income before income taxes	152,393	37,060	275,832	58,287
Provision for income taxes	30,477	7,412	55,166	11,658

Pro forma non-GAAP net income	$121,916	$29,648	$220,666	$46,629

Pro forma non-GAAP net income per share (basic)	$.38	$.10	$.71	$.16

Pro forma non-GAAP net income per share (diluted)	$.35	$.10	$.64	$.16

Weighted average shares (basic)	316,691	289,745	312,855	283,031

Weighted average shares (diluted)	352,359	307,077	347,478	298,030

Pro Forma Non-GAAP Only

The above pro forma non-GAAP statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. This presentation is not in accordance with, or an alternative for, U.S. Generally Accepted Accounting Principles (GAAP) and may not be consistent with the presentation used by other companies. However, Broadcom believes pro forma non-GAAP reporting provides meaningful insight into the company’s ongoing economic performance and therefore uses pro forma non-GAAP reporting internally in evaluating and managing the company’s operations. Broadcom has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and to illustrate the results of ongoing operations.

BROADCOM CORPORATION
Unaudited GAAP Condensed Consolidated Balance Sheets
(In thousands)

	June 30,	December 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalents	$719,022	$558,669
Short-term marketable securities	124,760	47,296
Accounts receivable, net	277,854	220,124
Inventory	207,598	104,047
Prepaid expenses and other current assets	64,564	65,667

Total current assets	1,393,798	995,803
Property and equipment, net	121,244	142,113
Long-term marketable securities	88,967	36,405
Goodwill	907,361	827,652
Purchased intangible assets, net	22,476	6,667
Other assets	11,335	8,982

Total assets	$2,545,181	$2,017,622

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$270,117	$219,064
Wages and related benefits	44,071	33,965
Deferred revenue	3,106	963
Accrued liabilities	273,423	249,584

Total current liabilities	590,717	503,576
Commitments and contingencies
Long-term liabilities	27,608	24,241
Shareholders’ equity	1,926,856	1,489,805

Total liabilities and shareholders’ equity	$2,545,181	$2,017,622